UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2022

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2022, NovAccess Global Inc. (“NovAccess,” the “company” or “we”) entered into an interest-free loan agreement with Jason M. Anderson, an independent member of our board of directors. Reflecting his faith in NovAccess and our management team, Mr. Anderson loaned the company $12,500 on July 29 and agreed to consider an additional loan of $12,500 at the end of August if we request it. The loan does not bear interest (except on default) and is due on the earlier of October 31, 2022 or our receipt of debt or equity financing of at least $3.0 million. We will use the proceeds of the loan for general working capital purposes.

Also on July 28, 2022, we issued a convertible promissory note to Letzhangout, LLC, a company that provides accounting consulting services to NovAccess and also employs our chief financial officer, Neil J. Laird. Pursuant to the note, Letzhangout loaned the company $12,500 on July 29 and agreed to make an additional loan of $12,500 at the end of August if we request it. Amounts loaned under the note bear interest at 12% a year and are due on the earlier of October 31, 2022 or our receipt of debt or equity financing of at least $3.0 million. Until the note is paid in full, Letzhangout has the right to convert all or a portion of the amount outstanding under the note into unregistered shares of our common stock at $0.15 a share, subject to adjustment for stock splits or similar transactions. We will use the proceeds of the loan for general working capital purposes.

The Anderson loan agreement and Letzhangout promissory note are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances of the convertible promissory note to Letzhangout was exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 8.01 Other Events.

On August 1, 2022, the listing of NovAccess’ shares of common stock was upgraded from the OTC Pink Market to the OTCQB Market. The company’s shares will continue to trade under the symbol “XSNX.”

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Interest Free Loan Agreement dated July 28, 2022 between NovAccess Global Inc. and Jason M. Anderson

Exhibit 10.2 Convertible Promissory Note dated July 28, 2022 in the original principal amount of up to $25,000 issued by NovAccess Global Inc. to Letzhangout, LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: August 2, 2022	By:	/s/ Dwain K. Morris-Irvin
Dwain K. Morris-Irvin, Chief Executive Officer